UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
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EMAGEON INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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[Form Letter to Emageon Customers]
October 14 , 2008
Dear Emageon Customer,
Last night we announced the signing of a definitive agreement for the acquisition of Emageon Inc. by Health Systems Solutions, Inc. The purpose of this letter is to provide our customers with details of the transaction.
Health Systems Solutions will acquire 100% of the stock of Emageon through an all cash transaction of approximately $62 million, financed by Stanford International Bank, a member of the Stanford Financial Group, which is HSS’ principal shareholder. All of the definitive agreements have been signed. The transaction will close as soon as shareholder approval is obtained and customary closing conditions are met.
First and foremost I want you to know that once the acquisition is complete, our management and operating team will stay intact and will continue to serve you and your business with the same care and attention you receive today. You will experience no change to the way in which you do business with Emageon.
HSS is a technology and services company dedicated to bringing innovation to the health care industry. Its objective is to leverage current and next-generation technologies to offer value-added products and services which will generate improved clinical, operational and financial outcomes for its clients. The HSS portfolio of products and services extends across many segments of health care including home health care, medical staffing, acute and post-acute facilities, and telehealth/telemedicine, grouped into three segments: technology solutions, software and consulting.
Our goal is to create a company that is in a position to service you better than anyone in the industry. HSS and its principal shareholder, The Stanford Financial Group, have articulated a long term strategy to build a significant healthcare technology company. We believe this long term orientation will better serve our business as we go forward. As we evaluated joining with HSS, we considered what was best for our customers. Culturally, Emageon and HSS have the same commitment to delivering outstanding service and support to our customers. By leveraging our combined capabilities, we can deliver a broader set of services with more available resources than before.
The entire Emageon team is excited about this next phase in our journey to serve our customers. Our customers are our reason for being. I am confident that this transaction will enhance our ability to continue serving you well.
Best Regards,
Charles A. Jett, Jr.
Chief Executive Officer

Additional Information About The Merger
In connection with the proposed merger, Emageon will file a proxy statement and other relevant documents concerning the proposed merger with the SEC. SHAREHOLDERS OF EMAGEON ARE ENCOURAGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement (when available) and other documents filed by Emageon at the Securities and Exchange Commission’s Web site at http://www.sec.gov. Copies of the proxy statement can also be obtained, without charge, by directing a request to:
Emageon Inc.
1200 Corporate Drive, Suite 200
Birmingham, Alabama 35242
Attn.: Matt Geller
Telephone Number: (205) 980-9222
Emageon and its directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed merger. Information regarding Emageon’s directors and executive officers is available in Emageon’s annual report on Form 10-K for its fiscal year ended December 31, 2007 filed with the SEC on March 17, 2008 and amended on April 29, 2008, and in its proxy statement for its 2008 annual meeting of shareholders filed on June 23, 2008. Additional information regarding the interests of such potential participants will be included in the proxy statement relating to the merger and the other relevant documents filed with the SEC when they become available.

[Form Letter to Emageon Employees]
October 14, 2008
Dear Emageon Associate:
Yesterday we announced the signing of a definitive agreement for the acquisition of Emageon by Health Systems Solutions, Inc. The purpose of this communication is to provide all employees with the details of the transaction.
Health Systems Solutions will acquire 100% of the stock of Emageon through an all cash transaction of approximately $62 million, financed by Stanford International Bank, a member of the Stanford Financial Group, which is HSS’ principal shareholder. All of the definitive agreements have been signed. The transaction will close as soon as shareholder approval is obtained and other customary closing conditions are met.
Once the transaction is closed, we will become a part of HSS, which I believe will create opportunities for you to grow within the combined organization. The cultural goals articulated by HSS senior management are very compatible with those of Emageon. Integrity, Quality and a Customer Centric approach will continue to be the foundation.
HSS is a technology and services company dedicated to bringing innovation to the health care industry. Its objective is to leverage current and next-generation technologies to offer value-added products and services which will generate improved clinical, operational and financial outcomes for its clients. The HSS portfolio of products and services extends across many segments of health care including home health care, medical staffing, acute and post-acute facilities, and telehealth/telemedicine, grouped into three segments: technology solutions, software and consulting.
Our Board of Directors worked tirelessly to find the very best outcome for our employees, customers and shareholders. Being a part of HSS will give us an opportunity for stable long-term growth that we have not had previously. We’re excited about our transaction with HSS and look forward to creating a compelling source of healthcare IT innovation . An immediate benefit is to accelerate the speed to market of a better next generation of Picture Archiving and Communications Systems (PACS) just as the next replacement cycle is beginning.
It has been almost nine years since I joined a pre-review start-up. We have been on a remarkable ride together. Please know that I have developed a deep appreciation for all of you. This ride is not over — it is time to rekindle the entrepreneurial spirit and drive forward . . . fast!
Warm regards,
Chuck Jett
Additional Information About The Merger
In connection with the proposed merger, Emageon will file a proxy statement and other relevant documents concerning the proposed merger with the SEC. SHAREHOLDERS OF EMAGEON ARE ENCOURAGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement (when available) and other documents filed by Emageon at the Securities and Exchange Commission’s Web site at http://www.sec.gov. Copies of the proxy statement can also be obtained, without charge, by directing a request to:
Emageon Inc.
1200 Corporate Drive, Suite 200
Birmingham, Alabama 35242
Attn.: Matt Geller
Telephone Number: (205) 980-9222
Emageon and its directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed merger. Information regarding Emageon’s directors and executive officers is available in Emageon’s annual report on Form 10-K for its fiscal year ended December 31, 2007 filed with the SEC on March 17, 2008 and amended on April 29, 2008, and in its proxy statement for its 2008 annual meeting of shareholders filed on June 23, 2008. Additional information regarding the interests of such potential participants will be included in the proxy statement relating to the merger and the other relevant documents filed with the SEC when they become available.